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                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES

                                                                      Sovereign power
                                                                      under the laws of
    Name of Subsidiary*                                               which organized
    ------------------                                                -----------------
Cercoa, Inc.                                                                 Florida
Ferro Corporation (Australia) Pty. Ltd.                                      Australia
      Fletcher Chemical Company, Ltd.                                        Australia
      Ferro Corporation New Zealand Pty. Ltd.                                New Zealand
         Ferro Plastics (N.Z.) Ltd.                                          New Zealand
Ferro Industrial Products Ltd.                                               Canada
Ferro (Great Britain) Ltd.                                                   United Kingdom
Ferro B.V.                                                                   The Netherlands
      Ferro (Holland) B.V.                                                   The Netherlands
      Ferro France S.a R.L.                                                  France
         Eurostar S.A.                                                       France
         Ferro Chemicals S.A.                                                France
      Metal Portuguesa S.A. (51%)                                            Portugal
      Ruhr-Pulverlack G.m.b.H.                                               Germany
      Ferro Plastics (Germany) G.m.b.H.                                      Germany
         Ferro (Deutschland) G.m.b.H.                                        Germany
      Ferro (Italia) S.R.L.                                                  Italy
         Ecotech Italia, S.p.A. (51%)                                        Italy
      Ferro Toyo Co., Ltd. (60%)                                             Taiwan, Republic of China
Ferro Enamel do Brasil, I.C.L.                                               Brazil
      Ferro Enamel do Sul I.C.L.                                             Brazil
Ferro Mexicana S.A. de C.V.                                                  Mexico
Ferro Enamel Argentina S.A.I.C.y M.                                          Argentina
Ferro Far East, Ltd.                                                         Hong Kong
Ferro Enamel Espanola S.A.                                                   Spain
Ferro Industrial Products Limited                                            Taiwan, Republic of China
Nissan Ferro Organic Chemical Co. Ltd. (51%)                                 Japan
PT Ferro Mas Dinamika (55%)                                                  Indonesia

- ---------------------
  *   Percentages in parentheses indicate Ferro's ownership.
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      Ferro has a number of sales and warehousing subsidiaries throughout the world which are omitted from the foregoing list because they are considered in the aggregate or individually not to constitute a significant subsidiary.